Exhibit 10.16.1

                   ADDENDUM TO EXECUTIVE EMPLOYMENT AGREEMENT


     This Addendum made this 20th day of December, 2000, between S. Consulting, Inc., now doing business as Simione Central Holdings, Inc. (the "Company"), a Georgia corporation, and Robert J. Simione (the "Executive"), of Cheshire,
Connecticut:

     WHEREAS, The Company and the Executive entered into an Executive Employment Agreement (the "Agreement") on January 1, 1996, which Agreement set forth the terms and conditions of the Executive's employment with the Company; and

     WHEREAS, Paragraph 4(a) of the Agreement provided that unless terminated earlier in accordance with the Agreement, the Agreement will expire on the fifth
(5th) anniversary of the Commencement Date, (or January 1, 2001), and will extend thereafter for additional terms of one (1) year each, unless either party gives the other written notice sixty (60) days before the end of a term (the "Termination Date"); and

     WHEREAS, That pursuant to paragraph 4(a) of the Agreement, before the end of the Term, the Company and Executive should enter into discussions as to whether they mutually desire to renew or extend the Agreement; and

     WHEREAS, Discussions of that nature were, in fact, held by the Company and the Executive regarding the extension of the Agreement and to provide more time to do so, the Agreement was modified so as reduce the sixty (60) day notice requirement to thirty (30) days, (or December 1, 2000), as evidenced by a Letter from the Executive to the Company dated October _____, 2000, the contents of which were agreed to by the Executive and the Company; and

     WHEREAS, The Company and the Executive have mutually decided to extend the Agreement for an additional period of one (1) year upon the following terms and conditions.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and in consideration of Ten ($10) Dollars, the receipt of which is hereby acknowledged, the Parties do hereby agree as follows:

     1. Extension of Term-The Agreement shall be extended by mutual agreement of the Company and the Executive for an additional period of one (1) year, or from January 1, 2001 to December 31, 2001.

     2. Termination-Notwithstanding anything in the Agreement to the contrary, the Executive and the Company shall each have the right, in their sole and absolute discretion, for any reason or for no reason, to terminate the Agreement at the end of each quarter, (March 31, June 30, September 30, and December 31) upon thirty (30) prior days written notice,. This right of termination shall be in addition to the provisions of paragraph 4(b) as set forth in the Agreement.

     3. Effect of Termination-Notwithstanding anything in the Agreement to the Contrary, in the event that the Agreement, and therefore the employment of the Executive, is terminated by either the Executive or the Company pursuant to the provisions of this Addendum, then the Agreement shall thereafter be of no force or effect whatsoever, and shall terminate so that from and after the Termination Date, the Executive and the Company shall have no further obligation to each other and none of the provisions of the Agreement shall survive the Termination Date. In such event, each of the parties does fully, completely and forever, remise, release and discharge the other from any and all obligations as set forth in the Agreement, it being the intention of the Parties hereto that if the Agreement is terminated pursuant to the provisions of this Addendum, that from and after the Termination Date each Party will be fully and completely released by the other and shall have no further obligation to the other of any nature whatsoever pursuant to the terms of the Agreement.

     4. Radification-Except as otherwise specifically modified by this Addendum, all the terms and conditions and covenants and agreements as set forth in the Agreement shall remain in full force and effect, and are hereby restated and radified by both the Executive and the Company and shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company and Executive have each executed and delivered this Addendum as of the date first shown above.

                                 SIMIONE CENTRAL HOLDINGS, INC.


                                 /s/ Bruce Dewey
                                 -----------------------------------------------
                                 BY       Bruce  Dewey
                                          Chief Executive Officer


                                 /s/ Robert J. Simione
                                 -----------------------------------------------
                                 BY       Robert J. Simione, Executive




                                       3
1349677v1